EXHIBIT (1)

                   CERTIFICATE OF AMENDMENT AND RESTATEMENT TO
                        THE ARTICLES OF INCORPORATION OF
                           FIRST AMERICAN FUNDS, INC.


         The undersigned, David Lee and Michael J. Radmer, respectively the President and Secretary of First American Funds, Inc. (the "Fund"), a corporation subject to the provisions of Chapter 302A of the Minnesota Statutes, do hereby certify that the Fund's Board of Directors and shareholders, at meetings held March 7, 1994 and December 16, 1994, respectively, adopted resolutions as hereafter set forth:

         RESOLVED, that the Amended and Restated Articles of Incorporation of the Fund, in the form presented at this meeting, which are to supersede and take the place of the Fund's existing Articles of Incorporation, as heretofore restated and amended, be, and they hereby are, approved.

         The undersigned further certify that the following Amended and Restated Articles of Incorporation constitute the Amended and Restated Articles of Incorporation presented and approved at said meetings of the Fund's Board of Directors and shareholders.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           FIRST AMERICAN FUNDS, INC.

         For the purpose of forming a corporation pursuant to the provisions of Minnesota Statutes, Chapter 302A, the following Articles of Incorporation are adopted:

         1.       The name of this corporation is FIRST AMERICAN FUNDS, INC.

         2. This corporation shall have general business purposes and shall have unlimited power to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be organized under the Minnesota Statutes, Chapter 302A. Without limiting the generality of the foregoing, this corporation shall have specific power:

                  (a) To conduct, operate and carry on the business of a so-called "open-end" management investment company pursuant to applicable state and federal regulatory statutes, and exercise all the powers necessary and appropriate to the conduct of such operations.

                  (b) To purchase, subscribe for, invest in or otherwise acquire, and to own, hold, pledge, mortgage, hypothecate, sell, possess, transfer or otherwise dispose of, or turn to account or realize upon, and generally deal in, all forms of securities of every kind, nature, character, type and form, including but not limited to, shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, certificates of deposit, bankers' acceptances, repurchase agreements, commercial paper, choses in action, evidences of indebtedness, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured and unsecured, issued or to be issued, by any corporation, company, partnership (limited or general), association, trust, entity or person, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or organized under the laws of any foreign country, or any state, province, territory or possession thereof, or the United States government or any agency or instrumentality thereof.

                  (c) In the above provisions of this Article 2, purposes shall also be construed as powers and powers shall also be construed as purposes, and the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or to limit purposes or powers which the corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place whatsoever.

         3. This corporation shall have perpetual existence.

         4. The location and post office address of the registered office in Minnesota is 180 East Fifth Street, 3rd Floor, St. Paul, Minnesota 55101

         5. The total authorized number of shares of this corporation is ten trillion (10,000,000,000,000), all of which shall be common shares of the par value of $.01 each. Of said common shares:

                  (a) 100,000,000,000 shares may be issued in the series of common shares hereby designated as "Series A Common Shares;" of such Series A Common Shares, 20,000,000,000 shares may be issued in the class hereby designated as "Series A, Class One Common Shares," and the shares of the corporation previously designated as "Series A Common Shares" are hereby redesignated as Series A, Class One Common Shares; and the balance of 80,000,000,000 Series A Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors;

                  (b) 100,000,000,000 shares may be issued in the series of common shares hereby designated as "Series B Common Shares;" of such Series B Common Shares, 20,000,000,000 shares may be issued in the class hereby designated as "Series B, Class One Common Shares," and the shares of the corporation previously designated as "Series B Common Shares" are hereby redesignated as Series B, Class One Common Shares; 20,000,000,000 shares may be issued in the class hereby designated as "Series B, Class Two Common Shares;" 20,000,000,000 shares may be issued in the class hereby designated as "Series B, Class Three Common Shares;" and the balance of 40,000,000,000 Series B Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors;

                  (c) 100,000,000,000 shares may be issued in the series of common shares hereby designated as "Series C Common Shares;" of such Series C Common Shares, 20,000,000,000 shares may be issued in the class hereby designated as "Series C, Class One Common Shares," and the shares of the corporation previously designated as "Series C Common Shares" are hereby redesignated as Series C, Class One Common Shares; 20,000,000,000 shares may be issued in the class hereby designated as "Series C, Class Two Common Shares;" and the balance of 60,000,000,000 Series C Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors;

                  (d) 100,000,000,000 shares may be issued in the series of common shares hereby designated as "Series D Common Shares;" of such Series D Common Shares, 20,000,000,000 shares may be issued in the class hereby designated as "Series D, Class One Common Shares," and the shares of the corporation previously designated as "Series D Common Shares" are hereby redesignated as Series D, Class One Common Shares; 20,000,000,000 shares may be issued in the class hereby designated as "Series D, Class Two Common Shares;" and the balance of 60,000,000,000 Series D Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors;

                  (e) 100,000,000,000 shares may be issued in the series of common shares hereby designated as "Series E Common Shares;" of such Series E Common Shares, 10,000,000,000 shares may be issued in the class hereby designated as "Series E, Class One Common Shares," and the shares of the corporation previously designated as "Series E Common Shares" are hereby redesignated as Series E, Class One Common Shares; and the balance of 90,000,000,000 Series E Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors.

The balance of 9,500,000,000,000 shares may be issued in such other series with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such series of common shares as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors. The shares of any series hereafter established may be classified by the Board of Directors into one or more classes with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of such class or classes as may be adopted from time to time by the Board of Directors of the corporation pursuant to the authority hereby vested in the Board of Directors and Minnesota Statutes Section 302A.401, Subd. 3, or any successor provision.

         The Board of Directors, from time to time, may select names for any class or series of the corporation, without the authorization or approval of the holders of shares of any class or series of the corporation. Unless and until the Board of Directors selects different names, the series and classes designated in paragraphs (b), (c) and (d) above shall be known as follows:

Series B, Class One: Prime Obligations Fund, "Class C" or "Institutional Class."
Series B, Class Two: Prime Obligations Fund, "Class D" or "Corporate Trust Class."
Series B, Class Three; Prime Obligations Fund, "Class A" or "Retail Class."
Series C, Class One: Government Obligations Fund, "Class C" or "Institutional Class."
Series C, Class Two: Government Obligations Fund, "Class D" or "Corporate Trust Class."
Series D, Class One: Treasury Obligations Fund, "Class C" or "Institutional Class."
Series D, Class Two: Treasury Obligations Fund, "Class D" or "Corporate Trust Class."


         Shares of any class or series of the corporation may be issued to the holders of shares of another class or series of this corporation, whether to effect a stock dividend or split or otherwise, without the authorization or approval of the holders of shares of any class or series of the corporation. The corporation may issue and sell any of its shares in fractional denominations to the same extent as its whole shares, and shares and fractional denominations shall have, in proportion to the relative fractions represented thereby, all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the corporation. The Series A Common Shares, the Series B Common Shares, the Series C Common Shares, the Series D Common Shares and the Series E Common Shares each evidence, and each other series of common shares which the Board of Directors may establish, as provided herein, may evidence, if the Board of Directors shall so determine by resolution, an interest in a separate and distinct portion of the corporation's assets, which takes the form of a separate portfolio of investment securities, cash and other assets. Authority to establish such other separate portfolios is hereby vested in the Board of Directors of this corporation, and such other separate portfolios may be established by the Board of Directors without the authorization or approval of the holders of any class or series of shares of this corporation. The shares of each class within a series may be subject to such charges and expenses (including by way of example, but not by way of limitation, such front-end and deferred sales charges as may be permitted under the Investment Company Act of 1940, as amended (the "1940 Act") and rules of the National Association of Securities Dealers, Inc. ("NASD"), expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the corporation in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to another class within such series, and all of the charges and expenses to which a class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors) in determining the net asset value and the amounts payable with respect to dividends and distributions on and redemptions or liquidations of, the shares of such class. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that shares of any class shall be convertible (automatically, optionally or otherwise) into shares of one or more other classes of the same series in accordance with such requirements and procedures as may be established by the Board of Directors.

         6. The shareholders of each class or series of common shares of this corporation:

                  (a) shall not have the right to cumulate votes for the election of directors; and

                  (b) shall have no preemptive right to subscribe to any issue of shares of any class or series of this corporation now or hereafter made.

         7. The shareholders of Series A Common Shares, Series B Common Shares, Series C Common Shares, Series D Common Shares and Series E Common Shares shall have the following rights and preferences:

                  (a) On any matter submitted to a vote of shareholders of this corporation, all common shares of this corporation then issued and outstanding and entitled to vote, irrespective of class or series, shall be voted in the aggregate and not by class or series, except: (i) when otherwise required by Minnesota Statutes, Chapter 302A, in which case shares will be voted by individual class or series; (ii) when otherwise required by the 1940 Act or the rules adopted thereunder, in which case shares shall be voted by individual class or series; and
         (iii) when the matter does not affect the interests of a particular class or series, in which case only shareholders of the classes or series affected shall be entitled to vote thereon and shall vote by individual class or series.

                  (b) All consideration received by this corporation for the issue or sale of shares of any class or series, together with all assets, income, earnings, profits and proceeds derived therefrom (including all proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) shall become part of the assets of the portfolio to which the shares of that class or series relate, for all purposes, subject only to the rights of creditors, and shall be so treated upon the books of account of this corporation. Such assets, income, earnings, profits and proceeds (including any proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) are herein referred to as "assets belong to" a class or series of the common shares of this corporation.

                  (c) Assets of this corporation not belonging to any particular class or series are referred to herein as "General Assets." General Assets shall be allocated to each class or series in proportion to the respective net assets belonging to such class or series. The determination of the Board of Directors shall be conclusive as to the amount of assets, as to the characterization of assets as those belonging to a class or series or as General Assets, and as to the allocation of General Assets.

                  (d) The assets belonging to a particular class or series of common share shall be charged with the liabilities incurred specifically on behalf of such class or series of common shares ("Special Liabilities"). Such assets shall also be charged with a share of the general liabilities of this corporation ("General Liabilities") in proportion to the respective net assets belonging to such class or series of common shares. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the characterization of any liability as a Special Liability or General Liability, and as to the allocation of General Liabilities.

                  (e) The Board of Directors may, to the extent permitted by Minnesota Statutes, Chapter 302A, and in the manner provided herein, declare and pay dividends or distributions in shares or cash on any or all classes or series of common shares, the amount of such dividends and the payment thereof being wholly in the discretion of the Board of Directors. Dividends or distributions on shares of any class or series of common shares shall be paid only out of the earnings, surplus or other lawfully available assets belonging to such class or series (including, for this purpose, any General Assets allocated to such class or series).

                  (f) In the event of the liquidation or dissolution of this corporation, holders of the shares of any class or series shall have priority over the holders of any other class or series with respect to, and shall be entitled to receive, out of the assets of this corporation available for distribution to holders of shares, the assets belonging to such class or series of common shares and the General Assets allocated to such class or series of common shares, and the assets so distributable to the holders of the shares of any class or series shall be distributed among such holders in proportion to the number of shares of such class or series held by them and recorded on the books of this corporation.

         8. The following additional provisions, when consistent with law, are hereby established for the management of the business, for the conduct of the affairs of the corporation, and for the purpose of describing certain specific powers of the corporation and of its directors and shareholders.


                  (a) In furtherance and not in limitation of the powers conferred by statute and pursuant to these Amended and Restated Articles of Incorporation, the Board of Directors is expressly authorized to do the following:

                           (1) to make, adopt, alter, amend and repeal Bylaws of
                  the corporation unless reserved to the shareholders by the Bylaws or by the laws of the State of Minnesota, subject to the power of the shareholders to change or repeal such Bylaws;

                           (2) to distribute, in its discretion, for any fiscal
                  year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the corporation and each class or series thereof to qualify under the Internal Revenue Code as a regulated investment company to avoid any liability for federal income tax in respect of such year. Any distribution or dividend paid to shareholders from any capital source shall be accompanied by a written statement showing the source or sources of such payment;

                           (3) to authorize, subject to such vote, consent, or
                  approval of shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the corporation of any agreement or agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general), or other organization shall render managerial, investment advisory, distribution, transfer agent, accounting and/or other services to the corporation (including, if deemed advisable, the management or supervision of the investment portfolios of the corporation) upon such terms and conditions as may be provided in such agreement or agreements;

                           (4) to authorize any agreement of the character
                  described in subparagraph (3) of this paragraph (a) with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the members of the Board of Directors or officers of the corporation may be the other party to any such agreement or an officer, director, shareholder, or member of such other party, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship;

                           (5) to allot and authorize the issuance of the
                  authorized but unissued shares of any class or series of this corporation;

                           (6) to accept or reject subscriptions for shares of
                  any class or series made after incorporation; and

                           (7) to fix the terms, conditions and provisions of
                  and authorize the issuance of options to purchase or subscribe for shares of any class or series including the option price or prices at which shares may be purchased or subscribed for.

                  (b) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Amended and Restated Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the corporation and every holder of shares of its capital stock: namely, the amount of the assets, obligations, liabilities and expenses of each class or series of the corporation; the amount of the net income of each class or series of the corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends in each class or series; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities of each class or series; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by or in each class or series of the corporation; the fair value of any other asset owned by or in each class or series of the corporation; the number of shares of each class or series of the corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by each class or series of the corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of any securities.

                  (c) The Board of Directors or the shareholders of the corporation may adopt, amend, affirm or reject investment policies and restrictions upon investment or the use of assets of each class or series of the corporation and may designate some such policies as fundamental and not subject to change other than by a vote of a majority of the outstanding voting securities, as such phrase is defined in the 1940 Act, of the affected class or series of the corporation.

                  (d) The corporation shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to the full extent permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended, provided, however, that no such indemnification may be made if it would be in violation of
         Section 17(h) of the 1940 Act, as now enacted or hereafter amended.

                  (e) Except as required by the 1940 Act, any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a majority of the directors or committee members.

                  (f) To the fullest extent permitted by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended (except as prohibited by the 1940 Act, as the same exists or may hereafter be amended), a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                  IN WITNESS WHEREOF, the undersigned have executed these Amended and Restated Articles of Incorporation on January 20, 1995.


                                          /s/ David Lee
                                              David Lee


                                          /s/ Michael J. Radmer
                                              Michael J. Radmer





                              ARTICLES OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           FIRST AMERICAN FUNDS, INC.

                  The undersigned, David Lee and Michael J. Radmer, respectively the President and Secretary of First American Funds, Inc. (the "Fund"), a corporation subject to the provisions of Chapter 302A of the Minnesota Statutes, do hereby certify that the Fund's Board of Directors and shareholders, at meetings held June 8, 1994 and December 16, 1994, respectively, adopted resolutions as hereinafter set forth:

         RESOLVED, that the Fund's Amended and Restated Articles of Incorporation be, and hereby are, amended to add the following Article 5A immediately following Article 5 thereof:

                  5A. (a) For purposes of this Article 5A, (i) the term "Effective Time" means 4:00 p.m. Eastern time on the date upon which these Articles of Amendment are filed with the Secretary of State of the State of Minnesota; (ii) the term "Acquiring Fund" means Series B of the Fund (also known as Prime Obligations Fund); (iii) the term "Acquiring Fund Shares" means Series B, Class Three Common Shares of the Fund (also known as Retail Class Shares of Prime Obligations Fund);
         (iv) the term "Acquired Fund" means Series A of the Fund (also known as Money Fund); and (v) the term "Acquired Fund Shares" means Series A Shares of the Fund (also known as Money Fund Shares).

                  (b) As of the Effective Time, each issued and outstanding Acquired Fund Share shall be, without further action, exchanged for that number of Acquiring Fund Shares calculated in accordance with paragraph (c) below.

                  (c) The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for each Acquired Fund Share shall be determined immediately prior to the Effective Time by dividing (i) the net asset value of one Acquired Fund Share, determined in accordance with (X) and (Y) below, by (ii) the net asset value of one issued and outstanding Acquiring Fund share, determined in accordance with (X) and (Y) below.

                           (X) For the purpose of determining the number of
                  Acquiring Fund Shares to be issued in exchange for each Acquired Fund Share, the value of the aggregate net assets of the Acquired Fund as of the Effective Time shall be computed as of the Effective Time before giving effect to the exchange, using the valuation procedures set forth in the Acquired Fund's articles of incorporation and bylaws and then-current Prospectus and Statement of Additional Information and as may be required by the Investment Company Act of 1940, as amended (the "1940 Act"). For such purpose, the value of the aggregate net assets of the Acquiring Fund as of the Effective Time shall be computed as of the Effective Time before giving effect to the exchange, using the valuation procedures set forth in the Acquiring Fund's articles of incorporation and bylaws and then-current Prospectus and Statement of Additional Information and as may be required by the 1940 Act.

                           (Y) For the purpose of determining the number of
                  Acquiring Fund Shares to be issued in exchange for each Acquired Fund Share, the net asset value of each Acquired
                  Fund Share as of the Effective Time shall be computed immediately prior to the Effective Time by dividing the value of the Acquired Fund's aggregate net assets as of the Effective Time (determined in accordance with the first sentence of (X) above) by the aggregate number of issued and outstanding Acquired Fund Shares (full and fractional) as of the Effective Time. For such purpose, the net asset value of each issued and outstanding Acquiring Fund share as of the Effective Time shall be computed immediately prior to the Effective Time by dividing the value of the Acquiring Fund's aggregate net assets as of the Effective Time (determined in accordance with the second sentence of (X) above) by the aggregate number of issued and outstanding Acquiring Fund shares (full and fractional) as of the Effective Time. In each such case, net asset value per share shall be computed in accordance with Rule 2a-7 under the 1940 Act.

                  (d) At the Effective Time, the Acquiring Fund shall issue and distribute to the Acquired Fund or, at the direction of the Acquired Fund's Board of Directors, to the Acquired Fund's shareholders of record, determined as of the Effective Time, the Acquiring Fund Shares issued in exchange for the Acquired Fund Shares pursuant to paragraphs
         (b) and (c) above. Such distribution shall be accomplished by the issuance of such Acquiring Fund Shares to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund shareholders representing the number of Acquiring Fund Shares due each such shareholder pursuant to such paragraphs. All issued and outstanding shares of the Acquired Fund shall simultaneously be cancelled on the books of the Acquired Fund and retired. From and after the Effective Time, share certificates formerly representing Acquired Fund Shares shall represent the number of Acquiring Fund Shares determined in accordance with paragraphs (b) and (c) above.

                  (e) From and after the Effective Time, the Acquired Fund Shares cancelled and retired pursuant to paragraph (d) above shall have the status of authorized and unissued Class A Shares of the Fund.

                  (f) At the Effective Time, the assets belonging to the Acquired Fund, the Special Liabilities associated with such assets, and the General Assets and General Liabilities allocated to the Acquired Fund, shall become, without further action, assets belonging to the Acquiring Fund, Special Liabilities associated with such assets, and General Assets and General Liabilities allocated to the Acquiring Fund, all in accordance with Article 7(b), (c) and (d) of the Fund's Amended and Restated Articles of Incorporation. For purposes of the foregoing, the terms "assets belonging to," "Special Liabilities," "General Assets" and "General Liabilities" have the meanings assigned to them in said Article 7(b), (c) and (d).

                  IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment on January 20, 1995.


                                         /s/ David Lee
                                             David Lee


                                         /s/ Michael J. Radmer
                                             Michael J. Radmer



                              ARTICLES OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           FIRST AMERICAN FUNDS, INC.

                  The undersigned, David Lee and Michael J. Radmer, respectively the President and Secretary of First American Funds, Inc. (the "Fund"), a corporation subject to the provisions of Chapter 302A of the Minnesota Statutes, do hereby certify that the Fund's Board of Directors and shareholders, at meetings held June 8, 1994 and December 16, 1994, respectively, adopted resolutions as hereinafter set forth:

                  RESOLVED, that the Fund's Amended and Restated Articles of Incorporation be, and hereby are, amended to add the following Article 5B immediately following Article 5 thereof:

                  5A. (a) For purposes of this Article 5B, (i) the term "Effective Time" means 4:00 p.m. Eastern time on the date upon which these Articles of Amendment are filed with the Secretary of State of the State of Minnesota; (ii) the term "Acquiring Fund" means Series C of the Fund (also known as Government Obligations Fund); (iii) the term "Acquiring Fund Shares" means Series C, Class Two Common Shares of the Fund (also known as Corporate Trust Class Shares of Government Obligations Fund); (iv) the term "Acquired Fund" means Series E of the Fund (also known as CT Government Fund); and (v) the term "Acquired Fund Shares" means Series E Shares of the Fund (also known as CT Government Fund Shares).

                  (b) As of the Effective Time, each issued and outstanding Acquired Fund Share shall be, without further action, exchanged for that number of Acquiring Fund Shares calculated in accordance with paragraph (c) below.

                  (c) The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for each Acquired Fund Share shall be determined immediately prior to the Effective Time by dividing (i) the net asset value of one Acquired Fund Share, determined in accordance with (X) and (Y) below, by (ii) the net asset value of one issued and outstanding Acquiring Fund share, determined in accordance with (X) and (Y) below.

                           (X) For the purpose of determining the number of
                  Acquiring Fund Shares to be issued in exchange for each Acquired Fund Share, the value of the aggregate net assets of the Acquired Fund as of the Effective Time shall be computed as of the Effective Time before giving effect to the exchange, using the valuation procedures set forth in the Acquired Fund's articles of incorporation and bylaws and then-current Prospectus and Statement of Additional Information and as may be required by the Investment Company Act of 1940, as amended (the "1940 Act"). For such purpose, the value of the aggregate net assets of the Acquiring Fund as of the Effective Time shall be computed as of the Effective Time before giving effect to the exchange, using the valuation procedures set forth in the Acquiring Fund's articles of incorporation and bylaws and then-current Prospectus and Statement of Additional Information and as may be required by the 1940 Act.

                           (Y) For the purpose of determining the number of
                  Acquiring Fund Shares to be issued in exchange for each Acquired Fund Share, the net asset value of each Acquired Fund Share as of the Effective Time shall be computed immediately prior to the Effective Time by dividing the value of the Acquired Fund's aggregate net assets as of the Effective Time (determined in accordance with the first sentence of (X) above) by the aggregate number of issued and outstanding Acquired Fund Shares (full and fractional) as of the Effective Time. For such purpose, the net asset value of each issued and outstanding Acquiring Fund share as of the Effective Time shall be computed immediately prior to the Effective Time by dividing the value of the Acquiring Fund's aggregate net assets as of the Effective Time (determined in accordance with the second sentence of (X) above) by the aggregate number of issued and outstanding Acquiring Fund shares (full and fractional) as of the Effective Time. In each such case, net asset value per share shall be computed in accordance with Rule 2a-7 under the 1940 Act.

                  (d) At the Effective Time, the Acquiring Fund shall issue and distribute to the Acquired Fund or, at the direction of the Acquired Fund's Board of Directors, to the Acquired Fund's shareholders of record, determined as of the Effective Time, the Acquiring Fund Shares issued in exchange for the Acquired Fund Shares pursuant to paragraphs
         (b) and (c) above. Such distribution shall be accomplished by the issuance of such Acquiring Fund Shares to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund shareholders representing the number of Acquiring Fund Shares due each such shareholder pursuant to such paragraphs. All issued and outstanding shares of the Acquired Fund shall simultaneously be cancelled on the books of the Acquired Fund and retired. From and after the Effective Time, share certificates formerly representing Acquired Fund Shares shall represent the number of Acquiring Fund Shares determined in accordance with paragraphs (b) and (c) above.

                  (e) From and after the Effective Time, the Acquired Fund Shares cancelled and retired pursuant to paragraph (d) above shall have the status of authorized and unissued Class A Shares of the Fund.

                  (f) At the Effective Time, the assets belonging to the Acquired Fund, the Special Liabilities associated with such assets, and the General Assets and General Liabilities allocated to the Acquired Fund, shall become, without further action, assets belonging to the Acquiring Fund, Special Liabilities associated with such assets, and General Assets and General Liabilities allocated to the Acquiring Fund, all in accordance with Article 7(b), (c) and (d) of the Fund's Amended and Restated Articles of Incorporation. For purposes of the foregoing, the terms "assets belonging to," "Special Liabilities," "General Assets" and "General Liabilities" have the meanings assigned to them in said Article 7(b), (c) and (d).

                  IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment on January 20, 1995.


                                         /s/ David Lee
                                             David Lee


                                         /s/ Michael J. Radmer
                                             Michael J. Radmer



                                                                           FINAL
                           FIRST AMERICAN FUNDS, INC.

                           CERTIFICATE OF DESIGNATION
                                       OF
                           SERIES B, CLASS FOUR SHARES
                   PURSUANT TO MINN. STAT. SS. 302A.401(3)(b)


         The undersigned duly elected Secretary of First American Funds, Inc., a Minnesota corporation (the "Fund"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Fund on December 7, 1994, and further certifies that the Amended and Restated Articles referred to in such resolutions were approved by the shareholders of the Fund on December 16, 1994, and have been filed with the Secretary of State of the State of Minnesota.

                     APPROVAL OF CREATION AND DESIGNATION OF
                           SERIES B, CLASS FOUR SHARES

         WHEREAS, shareholders of the Fund are being asked to approve Amended and Restated Articles of Incorporation (the "Articles") to allow the Fund to issue multiple classes of shares and to increase its authorized capital; and

         WHEREAS, as amended the Articles provide, among other things, for the issuance of up to 100,000,000,000 shares in the series of shares designated as "Series B Common Shares" and designate 20,000,000,000 of such share as "Series B, Class One Common Shares," 20,000,000,000 of such shares as "Series B, Class Two Common Shares," and 20,000,000,000 of such shares as "Series B, Class Three Common Shares;" and

         WHEREAS, the amended Articles provided that the remaining authorized Series B Common Shares may be issued in such classes and with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such class or classes as may be adopted from time to time by the Board of Directors;

         NOW, THEREFORE, BE IT RESOLVED, that 20,000,000,000 previously undesignated Series B Common Shares are hereby designated as "Series B, Class Four Common Shares."

         FURTHER RESOLVED, that the Series B, Class Four Common Shares designated by these resolutions shall have the relative rights and preferences set forth in the amended Articles of the Fund. As provided in Article 5 of such amended Articles, the Series B, Class Four Common Shares designated by these resolutions may be subject to such charges and expenses (including by way of example, but not by way of limitation, such front-end and deferred sales charges as may be permitted under the Investment Company Act of 1940, as amended (the "1940 Act") and rules of the National Association of Securities Dealers, Inc., expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the Fund in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to other classes within such series, and all of the charges and expenses to which such class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors) in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidations of, such class.

         FURTHER RESOLVED, that unless and until the Board of Directors selects a different name for the Series B, Class Four Common Shares pursuant to Article 5 of the amended Articles, the Series B, Class Four Common Shares shall be known as the "Prime Obligations Fund, Class B" or "CDSC Class" shares.

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of First American Funds, Inc. this 20th day of January, 1995.


                                         /s/ Michael J. Radmer
                                             Michael J. Radmer, Secretary